Exhibit 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 20, 1996, on the consolidated financial statements of United and Philips Communications B.V. for the year ended December 31, 1995, which report appears in the United International Holdings, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1998.


                                                      /S/  Arthur Andersen & Co.
                                                      --------------------------
                                                      Arthur Andersen & Co.

Amstelveen, The Netherlands
November 25, 1998